Exhibit 16.2

[BORGERS LETTERHEAD]

November 3, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by SavMobi Technology Inc. under Item 4.01 of its Form 8-K dated November 3, 2020. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ BF Borgers CPA PC
BF Borgers CPA PC